UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2011

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2011, Sunrise Senior Living, Inc.’s wholly owned subsidiaries, Sunrise Senior Living Investments, Inc. (“SSLII”) and Sunrise Senior Living Management, Inc. (together with SSLII, the “Sunrise Parties”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P., Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P., MSREF VII Global-T Holding II, L.P., and Morgan Stanley Real Estate Fund VII Special Global-TE (U.S.), L.P. (collectively, the “MS Parties”). The MS Parties collectively own eighty percent (80%) of the membership interests (the “MS Interests”) in AL US Development Venture LLC (“AL US”) and SSLII currently owns the remaining twenty percent (20%) of the membership interests. Pursuant to the Purchase Agreement, SSLII will purchase the MS Interests for an aggregate purchase price of $45 million (the “Purchase Price”). AL US indirectly owns fifteen (15) assisted and independent living facilities (collectively the “Facilities”).

In addition, the Purchase Agreement and the agreements executed in connection therewith provide for a mutual release of claims by the Sunrise Parties and the MS Parties of each other and their respective affiliates of claims arising under the limited liability company operating agreement of AL US or with respect to the Facilities. The Purchase Agreement contains standard representations and warranties and closing conditions for transactions of this type, including receiving consent to the transaction from the lender to AL US, HSH Nordbank AG, New York Branch (“Lender”), and from the Sunrise Parties’ credit line lender. Closing under the Purchase Agreement is expected to occur within thirty to forty-five days, subject to satisfaction of the closing conditions.

On April 19, 2011 Sunrise issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 8.01 Other Events.

It is contemplated that simultaneously with the closing under the Purchase Agreement, AL US will seek to enter into a loan modification (the “Loan Modification”) with Lender, pursuant to which the maturity date of that certain loan to AL US in the outstanding principal amount of approximately $365 million (the “Loan”) will be extended from June 14, 2012 to June 14, 2015. Pursuant to a non-binding summary of terms provided by Lender to AL US, the documents evidencing the Loan Modification would also provide, among other things, for a partial pay down by AL US of $25 million of the Loan and the modification of certain debt service coverage ratio tests and other provisions of the loan documents. The closing of the Loan Modification is subject to definitive documentation and other customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are furnished with this report:

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: April 19, 2011	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 19, 2011